Exhibit 99.1

Advanced Photonix, Inc. Reports 28% Increase in Third Quarter Revenues

ANN ARBOR, Mich., Feb. 10, 2014/ -- Advanced Photonix® (NYSE MKT: API) (the Company, we, us or our) today reported results for the third quarter ended December 27, 2013.

Financial Highlights for the Third Quarter Ended December 27, 2013
●	Net sales for the quarter were $7.5 million, an increase of $1.6 million or 28% from the third quarter ended December 28, 2012. Sequentially, revenues were flat with the second quarter of fiscal 2014.

●
Gross profit margin for Q3 2014 was 25.3% of sales compared to 42.0% for the same quarter of fiscal 2013 due primarily to a one-time accelerated depreciation charge related to shutdown of silicon photodiode production.

●	Current quarter net loss was $1,618,000 or $0.05 per diluted share, as compared to a quarterly loss of $1,026,000, or $0.03 per diluted share for the quarter ended December 28, 2012.

●
The Non-GAAP net loss for the third quarter of fiscal 2014 was $517,000 or $0.02 per diluted share, as compared to a Non-GAAP net loss of $700,000, or $.02 per diluted share, for the third quarter last year.

●
Adjusted EBITDA (which is defined as GAAP earnings before interest, taxes, depreciation, amortization and stock compensation), was a negative $205,000 for the third quarter of fiscal 2014 as compared to a negative adjusted EBITDA of $485,000 for the quarter ended December 28, 2012.

Operating Expenses
The Company’s total operating expenses for the quarter were $3.2 million, comparable to the $3.5 million reported for the third quarter last year. As a percent of revenue, total operating expenses for the third quarter of 2014 relative to the third quarter of 2013 were 43% and 59% respectively.

Richard Kurtz, Chief Executive Officer, commented, "While we are disappointed in the pause we saw this quarter in our revenue growth, we are encouraged by the traction we are getting in the 100G transmission market and the large funnel of potential sales developing for Terahertz.  We are actively assessing strategic options to shore up our liquidity to fund the expected future growth for these opportunities.  We are still anticipating significant year-over-year growth this year, however due to the government sequestration that impacted our development contracts and pushed out the timing of the expected revenue, we have lowered our revenue growth for fiscal 2014 to be approximately 25% relative to the prior year.”

Conference Call
Participating in the call will be Richard Kurtz (CEO and Director), Rob Risser (COO and Director), and Jeff Anderson (CFO). The live audio webcast will be accessible at http://www.videonewswire.com/event.asp?id=97974 and will last approximately one hour. The conference call will end with a question and answer period. To access the conference call dial 877.870.4263 (412.317.0790 for international and 855.669.9657 for Canada).

Alternatively, an archived version of the conference call will be available shortly following the conclusion of the live call in the Investors section of API's website at www.advancedphotonix.com.

Forward-looking Statements:
The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, unforeseen technological obstacles which may prevent or slow the development and/or manufacture of new products; potential problems with the integration of the acquired company and its technology and possible inability to achieve expected synergies; obstacles to successfully combining product offerings and lack of customer acceptance of such offerings; limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company; and a decline in the general demand for optoelectronic products; and the risk factors listed from time to time in the Company’s’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings. The Company assumes no obligation to update forward-looking statements contained in this release to reflect new information or future events or developments.

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS	December 27, 2013	March 31, 2013
Current assets
Cash and cash equivalents	$116,000	$619,000
Receivables, net	5,377,000	4,988,000
Inventories	4,664,000	3,905,000
Prepaid expenses and other current assets	565,000	795,000
Total current assets	10,722,000	10,307,000
Equipment and leasehold improvements, net	2,309,000	3,415,000
Goodwill	4,579,000	4,579,000
Intangibles and patents, net	3,094,000	3,686,000
Other assets	151,000	229,000
Total Assets	$20,855,000	$22,216,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,051,000	$3,127,000
Accrued compensation	991,000	729,000
Current portion of long-term debt – bank term loan	417,000	333,000
Current portion of long-term debt – bank line of credit	1,128,000	--
Current portion of long-term debt – PFG, net of discount	1,642,000	714,000
Current portion of long-term debt – MEDC/MSF	654,000	553,000
Current portion of capital lease	8,000	--
Total current liabilities	8,891,000	5,456,000
Long term debt, less current portion – bank term loan	--	334,000
Long term debt, net of debt discount and current portion – PFG	--	1,322,000
Long term debt, less current portion – MEDC/MSF	--	377,000
Long-term debt, capital lease	37,000	--
Warrant liability	505,000	292,000
Total liabilities	9,433,000	7,781,000

Shareholders' equity
Class A common stock, $.001 par value, 100,000,000 shares authorized; December 27, 2013 – 31,240,740 shares issued and outstanding; March 31, 2013 – 31,158,347 shares issued and outstanding	31,000	31,000
Additional paid-in capital	58,724,000	58,616,000
Accumulated deficit	(47,333,000)	(44,212,000)
Total shareholders' equity	11,422,000	14,435,000
Total liabilities and shareholders' equity	$20,855,000	$22,216,000

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	Dec 28, 2012	Dec 27, 2013	Dec 28, 2012	Dec 27, 2013
Sales, net	$5,834,000	$7,450,000	$17,636,000	$22,064,000
Cost of products sold	3,381,000	5,562,000	10,965,000	14,460,000
Gross profit	2,453,000	1,888,000	6,671,000	7,604,000

Operating expenses
Research, development and engineering	1,558,000	1,164,000	4,271,000	3,890,000
Sales and marketing	527,000	640,000	1,528,000	1,867,000
General and administrative	1,087,000	1,135,000	3,259,000	3,461,000
Amortization expense	293,000	260,000	876,000	769,000
Total operating expenses	3,465,000	3,199,000	9,934,000	9,987,000
Loss from operations	(1,012,000)	(1,311,000)	(3,263,000)	(2,383,000)

Other income (expense)
Net interest expense	(27,000)	(153,000)	(90,000)	(478,000)
Change in fair value of warrant liability	13,000	(124,000)	26,000	(213,000)
Other income (expense)	--	(30,000)	22,000	(47,000)
Total other (expense)	(14,000)	(307,000)	(42,000)	(738,000)
Loss before benefit from income taxes	(1,026,000)	(1,618,000)	(3,305,000)	(3,121,000)

Benefit from income taxes	--	--	--	--

Net loss	$(1,026,000)	$(1,618,000)	$(3,305,000)	$(3,121,000)

Basic and diluted loss per share	$(0.03)	$(0.05)	$(0.11)	$(0.10)

Weighted average common shares outstanding	31,161,000	31,243,000	31,161,000	31,223,000

Non-GAAP Financial Measures
The Company provides Non-GAAP Net Income, EBITDA and adjusted EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income, EBITDA and adjusted EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

RECONCILIATION OF NON-GAAP LOSS TO GAAP LOSS

	Three months ended		Nine months ended
	Dec 28, 2012	Dec 27, 2013	Dec 28, 2012	Dec 27, 2013
Net (loss)	$(1,026,000)	$(1,618,000)	$(3,305,000)	$(3,121,000)
Adjustments:
Change in warrant fair value	(13,000)	124,000	(26,000)	213,000
Amortization - intangibles/patents	293,000	260,000	876,000	769,000
Accelerated depreciation on fab shutdown	--	608,000	--	608,000
Non-cash interest expense	--	69,000	--	201,000
Stock option compensation expense	46,000	40,000	124,000	110,000
Subtotal	326,000	1,101,000	974,000	1,901,000
Non-GAAP (loss)	$(700,000)	$(517,000)	$(2,331,000)	$(1,220,000)

Basic and diluted loss per share	$(0.02)	$(0.02)	$(0.07)	$(0.04)

Weighted average common shares outstanding	31,161,000	31,243,000	31,161,000	31,223,000

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO GAAP LOSS

	Three months ended		Nine months ended
	Dec 28, 2012	Dec 27, 2013	Dec 28, 2012	Dec 27, 2013
Net income (loss)	$(1,026,000)	$(1,618,000)	$(3,305,000)	$(3,121,000)
Adjustments:
Net interest expense (income)	27,000	154,000	90,000	478,000
Warrant fair value adjustment	(13,000)	124,000	(26,000)	213,000
Depreciation expense	188,000	835,000	583,000	1,298,000
Amortization	293,000	260,000	876,000	769,000
Subtotal	495,000	1,373,000	1,523,000	2,758,000
EBITDA	$(531,000)	$(245,000)	$(1,782,000)	$(363,000)
Stock compensation	46,000	40,000	124,000	110,000
Adjusted EBITDA	$(485,000)	$(205,000)	$(1,658,000)	$(253,000)

About Advanced Photonix, Inc.

Advanced Photonix, Inc.® (NYSE MKT: API) is a leading supplier of optoelectronic sensors, devices and instruments used by Test and Measurement, Process Control, Medical, Telecommunication and Homeland Security markets. The company has three product lines: Optosolutions focuses on enabling manufacturers to measure physical properties, including temperature, particular counting, color, and fluorescence for Medical, Homeland Security and Process Control applications. The Terahertz sensor product line is targeted to the Process Control, to enable quality control, and Security markets through nondestructive testing. The T-Gauge® sensor can measure subsurface physical properties, like multi-layers thicknesses, density, moisture content, anomaly detection and some chemical features, online and in real time. High-Speed Optical Receiver (HSOR) products are used by the telecommunication market in both telecommunication equipment and in test and measurement equipment utilized in the manufacturing of telecommunication equipment. For more information visit us on the web at www.advancedphotonix.com.

CONTACT: Torrey Hills Capital
Jim Macdonald
(858) 456-7300
jim@sdthc.com

SOURCE: Advanced Photonix, Inc.

RELATED LINKS: http://www.advancedphotonix.com

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474